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                                                                    Exhibit 4(e)



                       ELEVENTH AMENDMENT AND RESTATEMENT
                                     OF THE
                              MANDALAY RESORT GROUP
                 EMPLOYEES' PROFIT SHARING AND INVESTMENT TRUST

                       ELEVENTH AMENDMENT AND RESTATEMENT
                                     OF THE
                              MANDALAY RESORT GROUP
                 EMPLOYEES' PROFIT SHARING AND INVESTMENT TRUST

                                Table of Contents

Article  Title                                                          Page No.
-------  -----                                                          --------

I        Definitions ..........................................................1

II       Name of the Trust ....................................................4

III      Establishment of the Trust Fund ......................................4

IV       Trust Administration .................................................5

V        Investment Fiduciary .................................................8

VI       Investment Managers ..................................................9

VII      Investment of the Trust Fund .........................................9

VIII     Voting and Other Rights; Dividends ..................................12

IX       Expenses of Administration of the Plan and the Trust Fund ...........13

X        Amendment and Termination ...........................................14

XI       Acceptance of Trust .................................................16

XII      Miscellaneous .......................................................16

                       ELEVENTH AMENDMENT AND RESTATEMENT
                                     OF THE
                              MANDALAY RESORT GROUP
                            EMPLOYEES' PROFIT SHARING
                              AND INVESTMENT TRUST

     THIS AGREEMENT AND DECLARATION OF TRUST (the "Agreement"), is made and entered into this 10th day of October, 2003, but is effective for all purposes as of November 3, 2003, (except as otherwise provided herein) by and between Mandalay Resort Group (the "Company") and Wells Fargo Bank Minnesota, National Association (the "Trustee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company has previously adopted an Agreement and Declaration of Trust for the Mandalay Resort Group Employees' Profit Sharing and Investment Trust, which has been amended from time to time (as amended, the "Trust"); and

     WHEREAS, pursuant to the terms of the Trust, the Company is authorized and empowered to further amend the Trust; and

     WHEREAS, the Company deems it advisable and in the best interests of the Participants to amend the Trust to reflect a change in the Trustee, and to make other desired changes.

     NOW, THEREFORE, the Trust is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

     As used in this Agreement, the following terms shall have the meaning hereinafter set out:

     (a) "Account" shall mean an account established for a Participant under the Plan.

     (b)  "Administrator" shall mean the Plan Administrator.

     (c) "Affiliate" shall mean, with respect to an Employer, any corporation other than such Employer that is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which such Employer is a member; all other trades or businesses (whether or not incorporated) under common control, within the meaning of Section 414(c) of the Code, with such Employer; any service organization other than such Employer that is a member of an affiliated service group, within the meaning of Section 414(m) of the Code, of which such Employer is a member; and any other organization that is required to be aggregated with such Employer under

Section 414(o)of the Code. For purposes of determining the limitations on Annual Additions, the special rules of Section 415(h) of the Code shall apply.

     (d) "Board of Directors" and "Board" shall mean the board of directors of the Company or, when required by the context, the board of directors of an Employer other than the Company.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute. Reference to a specific section of the Code shall include a reference to any successor provision.

     (f)  "Company" shall mean Mandalay Resort Group and its successors.

     (g) "Contract" shall mean an agreement between an Insurer and the Company or the Trustee to invest all or part of the assets of a Fund.

     (h) "Effective Date" of this Amended and Restated Trust shall mean November 3, 2003.

     (i) "Employer" shall mean the Company, Circus Circus Casinos, Inc., Circus Circus Michigan, Inc., Slots-A-Fun, Inc., Go Vegas, Mandalay Place, Edgewater Hotel Corporation, Colorado Belle Corp., New Castle Corp., Ramparts, Inc., Ramparts International, Circus Circus Mississippi, Inc., Mandalay Development, Railroad Pass Investment Group, Jean Development Company, Jean Development West and Mandalay Corp., as well as any other subsidiary, related corporation or other entity that adopts the Plan with the consent of the Company. Railroad Pass Investment Group, Jean Development Company and Jean Development West are, at times, collectively referred to herein as the "Gold Strike Entities."

     (j) "Employer Securities" shall mean common stock, any other type of stock or any marketable obligation (as defined in Section 407(e) of ERISA) issued by the Company or any Affiliate of the Company; provided, however, that if Employer Securities are purchased with borrowed funds, Employer Securities, to the extent required by Section 4975 of the Code, shall only include:

          (1) Such securities that are readily tradable on an established securities market; or

          (2) If none of the stock of an Employer (or any Affiliate of such Employer other than a member of an affiliated service group that includes such Employer) is publicly tradable on an established securities market, common stock issued by the Employer having a combination of voting power and dividend rights equal to or in excess of (A) that class of common stock of the Employer or any Affiliate having the greatest voting power, and (B) that class of common stock of the Employer or any Affiliate having the greatest dividend rights; or

                                       2.

          (3) Noncallable preferred stock that is convertible at any time into stock meeting the requirements of subparagraph (1) or (2) (whichever is applicable), if such conversion is at a reasonable price (determined as of the date of acquisition by the Trustee).

     (k) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute. References to a specific section of ERISA shall include references to any successor provisions.

     (l) "ESOP Automatic Contribution Account" shall mean an account established to hold ESOP Automatic Contributions made under the provisions of the Plan as in effect on or after January 1, 1989 and ending prior to January 1, 1996.

     (m) "ESOP Matching Contribution Account" shall mean an account established to hold ESOP Matching Contributions made under the provisions of the Plan as in effect on or after January 1, 1990 and ending prior to January 1, 1996.

     (n) "Fund" shall mean any investment fund made available under the Plan to Participants for designation of investment of their Accounts.

     (o) "Fund A" shall mean an employer stock Fund, which shall invest primarily in Employer Securities; provided, however, that the Investment Fiduciary may direct the Trustee to invest Fund A or any part thereof in other investments; and provided, further, that no amount shall be invested in Employer Securities until all securities registration requirements applicable to either the Employer Securities or the Plan have been complied with.

     (p) "Insurer" shall mean a legal reserve life insurance company licensed or authorized to transact business in the State of Nevada that shall issue a Contract.

     (q) "Investment Fiduciary" shall mean Consulting Fiduciaries, Inc., or such other person or entity as the Company or the Plan Administrator may appoint to perform the services and duties of the Investment Fiduciary as set forth in this Agreement.

     (r) "Investment Manager" shall mean the individual, individuals, partnership, corporation or other entity, if any, appointed by the Administrator to manage all or any portion of the assets of the Plan. Any Investment Manager shall be (1) registered as an investment advisor under the Investment Advisors Act of 1940; (2) a bank as defined in such Act; or (3) an insurance company qualified to perform the services of an investment manager under the laws of more than one state.

     (s) "Participant" shall mean any eligible Employee of an Employer who has become a Participant under the Plan and shall include any former employee of an Employer who became a Participant under the Plan and who still has a balance in an Account under the Plan.

                                       3.

     (t) "Plan" shall mean the Mandalay Resort Group Employees' Profit Sharing and Investment Plan, as it may be in effect from time to time.

     (u)  "Plan Administrator" shall mean the Company.

     (v)  "Plan Year" shall mean the 12-month period ending on December 31.

     (w) "Suspense Account" shall mean an account established for the purpose of maintaining unallocated Employer Securities, unallocated amounts which have been forfeited pursuant to the terms of the Plan, or amounts being held pending evaluation of a qualified domestic relations order.

     (x) "Trust" shall mean the trust established by the Company as herein set forth and the account or accounts established by the Contracts.

     (y) "Trustee" shall mean the individual, individuals or corporation designated as trustee under this Agreement, or any duly appointed successor.

     (z) "Trust Fund" shall mean the trust fund established under this Agreement.

                                   ARTICLE II

                                Name of the Trust
                                -----------------

     The trust amended and restated in accordance with the terms hereof shall be known as the "MANDALAY RESORT GROUP EMPLOYEES' PROFIT SHARING AND INVESTMENT TRUST."

                                   ARTICLE III

                         Establishment of the Trust Fund
                         -------------------------------

     (a) Assets to be Held. The Company has previously established, pursuant to the Plan, a trust comprised of amounts previously contributed by the Company and the other Employers. The Trustee shall maintain all amounts that are held pursuant to the Trust, including any Contracts entered into with an Insurer by the Company and transferred to the Trustee, such other sums of money and property as shall from time to time be paid or delivered to the Trustee, the earnings and profits thereon and any assets into which such funds are converted.

     (b) Exclusive Benefit of Participants and Beneficiaries. The Trust Fund shall be held by the Trustee in trust and dealt with in accordance with the provisions hereof. Except as otherwise permitted by law, in no event shall any part of the principal or income of the Trust Fund be used for

                                       4.

or diverted to any purpose whatsoever other than for the exclusive benefit of the Participants and their beneficiaries.

                                   ARTICLE IV

                              Trust Administration
                              --------------------

     (a) Receipt of Contributions. The Trustee shall receive from each Employer and the Participants the contributions made as their Savings Contributions, Matching Contributions, Automatic Contributions, Discretionary Contributions, Rollover Contributions, and any portion of Participants' ESOP Matching Contribution Accounts and ESOP Automatic Contribution Accounts invested pursuant to a diversification election. The Trustee shall have no right or duty to inquire into the amount of any contribution made by an Employer or a Participant, or the method used in determining the amount of any such contribution, or to collect the same. The Trustee shall be accountable only for funds actually received by it. The Trustee shall not be responsible for the acts of any predecessor trustee, unless otherwise required under the Employee Retirement Income Security Act or any other applicable law.

     (b) Plan Administrator's Directions. When directed in writing by the Plan Administrator or its agent, the Trustee shall:

          (1) value the Trust Fund;

          (2) make transfers and deliveries of assets to, and accept transfers and deliveries of assets from, an Insurer in order to comply with any elections by Participants under Article X of the Plan with respect to Contracts issued by an Insurer directly to the Company and not transferred to the Trustee;

          (3) make any other transfers, payments and deliveries to or for the account of Participants or their beneficiaries;

          (4) borrow money and pledge any Trust property for the payment of any such loan; provided, however, that no such loan shall be used to purchase Employer Securities; and

          (5) make benefit payments from the Trust in accordance with the Plan Administrator's direction. The Trustee shall have no liability for any distribution made by it pursuant to such direction and shall be under no duty to make inquiry as to whether any distribution made by it pursuant to any such direction is made pursuant to the provisions of the Plan. Such direction shall specify the investments to be liquidated, the payee, the payee's address, the amount of the payment, and the tax withholding, if any, to be applied to the payment. The Trustee shall have no duty to determine the identity or mailing address of any person entitled to benefits from the Plan.

                                       5.

Nothing contained in this paragraph (b) shall prevent the Plan Administrator itself from performing the actions described in subparagraph (1).

     (c) Authorized Actions. The Trustee is authorized, at the written direction of the Plan Administrator and upon indemnification satisfactory to the Trustee, to:

          (1) settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from this Trust, commence or defend suits or legal or administrative proceedings and represent the Trust in all suits and legal and administrative proceedings;

          (2) employ suitable agents and counsel (who may be counsel for an Employer), and pay their reasonable expenses and compensation from the Trust Fund; and

          (3) make, execute and deliver as Trustee, with provisions for no individual responsibility (except responsibility for negligence of the Trustee and for breach of the Trustee's fiduciary duty), all instruments in writing necessary or appropriate for the exercise of any of its powers of administration.

     (d) Written Directions. The Trustee shall have no dealings with the beneficiaries under this Agreement except under the direction of the Plan Administrator to make payment to them. All directions, papers and communications addressed to the Trustee or intended to be filed with it shall be delivered at its principal office.

     (e) Records and Accounts. The Trustee shall keep accurate and detailed accounts on all investments, receipts, disbursements and other transactions hereunder. All accounts, books and records relating to this Trust shall be open to inspection and audit at all reasonable times by any person designated by the Plan Administrator.

     (f)  Resignation and Removal.

          (1) The Company may at any time remove the Trustee by providing written notice to the Trustee, which removal shall take effect on the date therein specified; and the Trustee may at any time resign by providing the Company and the Plan Administrator with a written resignation, which resignation shall take effect on the date therein specified, but not less than 30 days from the date of the giving of such notice unless the Plan Administrator shall agree to an earlier date. Notwithstanding the foregoing, unless emergency circumstances require that the Trustee make its resignation effective on 30 days notice, the Trustee shall give sufficient advance notice of its intent to resign so as to realistically enable the Company to identify, negotiate with, engage, and transfer Plan assets to a successor Trustee. The Company may appoint a corporation or an individual or individuals to be successor Trustee hereunder in the place of any removed or resigned Trustee. Any notice required or permitted by this subparagraph shall be deemed given upon the mailing thereof to the appropriate person by certified or registered U.S. mail, return receipt requested, in a properly addressed envelope, postage prepaid.

                                       6.

          (2) After receiving notice of removal or after the effective date of resignation, the removed or resigning Trustee shall transfer, pay over and deliver the Trust Fund to the successor Trustee. Notwithstanding any such transfer, payment and delivery of the Trust Fund to any successor Trustee, the removed or resigning Trustee may have its entire account judicially settled and it shall be entitled to the payment out of the Trust Fund of any compensation due to it up to the time of removal or resignation and of any expenses or other disbursements, whether theretofore or thereafter arising, for which the removed or resigning Trustee would be entitled to reimbursement if the Trust Fund had not been so transferred, paid over and delivered.

     (g)  Periodic Accounting.

          (1) Within 90 days after the end of each Plan Year, and within 60 days after removal or resignation, the Trustee shall furnish the Plan Administrator with a verified accounting of the Trust Fund for such Plan Year, or for the portion thereof ending with the date of such removal or resignation, which accounting shall include a record of receipts and disbursements, changes in investments and realized appreciation and depreciation for such year or period, and a statement of assets (showing both book value and fair market value) and liabilities on hand as of the end of such year or period.

          (2) Except as otherwise permitted by law, all rights of every Participant and every beneficiary of a Participant under the Plan or this Agreement with relation to the Trust Fund or that may arise against or affect the Trustee shall be enforced exclusively by the Administrator, which is hereby given the express power and authority to enforce all such rights as a representative of every Participant and beneficiary under the Plan, and in any action or proceeding with relation to the Trust Fund or brought by or against the Trustee, the Plan Administrator shall be deemed to represent every interested Participant and beneficiary. The Trustee shall provide notice, in writing, to the Plan Administrator within 60 days after the Trustee receives notice of any claim or potential claim relating to the Trust Fund, or arising against or affecting the Trustee in its capacity as Trustee.

          (3) The Plan Administrator shall promptly review the Trustee's accountings and shall, within 120 days after receipt of an accounting, file any exceptions to the accounting with the Trustee. If the Trustee receives no written exceptions within such 120 day period, the accounting shall be deemed settled.

          (4) The Plan Administrator, or the Investment Fiduciary, at the direction of the Plan Administrator, shall determine the fair market value of the Trust on a periodic basis, and shall communicate such determinations to the Trustee. Such valuations shall be performed in a reasonable and consistent manner in accordance with applicable law. The Plan Administrator or Investment Fiduciary making such determinations may utilize and shall be entitled to rely upon quotation and pricing services and publications it considers reliable. If the Investment Fiduciary or Investment Manager directs investment into an asset for which no public pricing information is available, the fair market value may be obtained from such

                                       7.

     Investment Fiduciary or Investment Manager, or from an appraiser engaged by the Plan Administrator, and it shall be entitled to rely conclusively upon the value provided. If the Investment Fiduciary or Investment Manager is unable or unwilling to provide such valuation, the Plan Administrator may employ an appraiser or other expert to provide such valuation. If insurance policies, annuities, or participant loans become assets of the Trust, the Plan Administrator shall be responsible for their valuation.

     (h) Funding Policy. The Plan Administrator shall establish in writing a funding policy and method for the Plan and this Trust, which policy shall be reviewed by the Plan Administrator at least once each year. All actions taken with respect to such funding policy and the reasons therefor shall be recorded in writing by the Plan Administrator.

     (i) Indemnity Agreement. The Company shall indemnify, defend, and hold harmless the Trustee, its employees, officers, directors, and affiliates ("Indemnified Parties") from and against all claims, losses and expenses, including reasonable attorneys' fees, incurred as a result of acting in accordance with directions given to the Trustee by the Investment Fiduciary, the Plan Administrator, its agent or the Investment Manager; provided, however, that the foregoing indemnity shall not apply to the negligence, breach of fiduciary duty, or willful misconduct of an Indemnified Party. This indemnity shall survive the resignation or removal of the Trustee.

     (j) Instructions. The Trustee shall bear no liability for acting upon any instruction or document believed by it to be genuine and signed by a party duly authorized to do so, and the Trustee shall be under no duty to make any investigation or inquiry about the correctness of such instruction or document.

                                    ARTICLE V

                              Investment Fiduciary
                              --------------------

     (a) Appointment. The Plan Administrator shall appoint an Investment Fiduciary. The Investment Fiduciary shall review and evaluate, at least annually, the Funds made available under the Plan to Participants to designate the investment of their Accounts and shall make changes to such available Funds as the Investment Fiduciary, in its sole discretion, shall deem appropriate. The Investment Fiduciary shall have such authority to vote shares of Employer Securities as provided in paragraph (a) of Article VIII of this Agreement, and shall have such other duties and authority as may be agreed upon in writing by the Investment Fiduciary and the Company or the Plan Administrator from time to time. The Investment Fiduciary, as of the Effective Date of this Amendment and Restatement, shall be Consulting Fiduciaries, Inc. The Investment Fiduciary shall be a named fiduciary for the purposes of section 403(a) of ERISA.

     (b) Written Acceptance. Before any such appointment becomes effective, any Investment Fiduciary so appointed shall accept such designation in writing and, as part of such acceptance, shall acknowledge that it is a fiduciary with respect to the Plan.

                                       8.

     (c) Resignation and Removal. The Plan Administrator may at any time remove an Investment Fiduciary acting hereunder, and any Investment Fiduciary acting hereunder may at any time resign, in each case in such manner as may be or may have been agreed by the Plan Administrator and the Investment Fiduciary. The Administrator shall appoint an individual, individuals, partnership, corporation or other entity to be a successor Investment Fiduciary hereunder in the place of any removed or resigned Investment Fiduciary.

                                   ARTICLE VI

                               Investment Managers
                               -------------------

     (a) Appointment. The Plan Administrator may appoint one or more Investment Managers to manage all or part of the assets of the Plan in accordance with the provisions of Article VII. Each such appointment shall specify the particular assets of the Trust Fund to be managed by such Investment Manager.

     (b) Written Acceptance. Before any such appointment becomes effective, any Investment Manager so appointed shall accept such designation in writing and, as part of such acceptance, shall acknowledge that it is a fiduciary with respect to the Plan.

     (c) Resignation and Removal. The Plan Administrator may at any time remove an Investment Manager acting hereunder, and any Investment Manager acting hereunder may at any time resign, in each case in such manner as may be or may have been agreed by the Plan Administrator and the Investment Manager. The Administrator may appoint any individual, individuals, partnership, corporation or other entity to be a successor Investment Manager hereunder in the place of any removed or resigned Investment Manager.

                                   ARTICLE VII

                          Investment of the Trust Fund
                          ----------------------------

     (a) Investment in Employer Securities. The Plan is designed to invest each Participant's ESOP Matching Contribution Account and ESOP Automatic Contribution Account primarily in Employer Securities for the benefit of the Participants and their beneficiaries.

     (b) Acquisition of Employer Securities. Employer Securities may be purchased or otherwise acquired from any source, including any party that might be a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code); provided, however, that if Employer Securities are purchased or acquired from such a party in interest or disqualified person, the Trustee (acting only at the direction of the Investment Fiduciary) shall neither pay more than adequate consideration (within the meaning of Section 3(18) of ERISA), nor pay any commission to any person in connection with such acquisition.

                                       9.

     (c)  Investment in Other Funds.

          (1) Any portion of a Participant's ESOP Matching Contribution Account and ESOP Automatic Contribution Account invested pursuant to a diversification election, and all assets attributable to a Participant's other Accounts, shall be invested in one or more Funds selected by the Investment Fiduciary, as designated by the Participant; provided, however, that the Company may direct the Trustee to transfer or deliver any portion of such assets from the Trust to an Insurer pursuant to a Contract entered into by the Company with an Insurer.

          (2) Except as otherwise noted above, all investment decisions with respect to assets held in the Trust shall be made by the Investment Fiduciary or Investment Managers, and the Trustee shall have no responsibility for any investment decisions for assets held in the Trust.

     (d) Execution of Investment Manager's Decisions. Investment decisions made by any Investment Manager shall be communicated to the Trustee, the Investment Fiduciary and the Plan Administrator, and shall be carried out forthwith either by the Investment Manager or its agent or by the Trustee acting upon the direction of the Investment Manager.

     (e) Powers. To the extent that it is not inconsistent with the investment of the Trust assets attributable to the Participants' ESOP Matching Contribution Accounts and ESOP Automatic Contribution Accounts (as well as designated investments in Fund A) primarily in Employer Securities, in carrying out their duties hereunder, each Investment Manager, if any (with respect to making and carrying out its investment decisions), and the Trustee (with respect to carrying out the decisions of the Investment Fiduciary or an Investment Manager, or the investment decisions of a Participant) are authorized and empowered to:

          (1) sell, redeem or otherwise realize the value of any assets of the Trust Fund;

          (2) invest and reinvest all or any part of the Trust Fund, the income therefrom and the increment thereof in any common or preferred stocks, bonds, mortgages, secured or unsecured notes, secured or unsecured debentures, mutual funds, other securities, or commodities; any common or collective trust fund operated by the Trustee (provided that as long as the Trust has any investments in a common or collective trust fund available only to pension trusts and profit sharing trusts that meet the requirements of Section 401(a) of the Code, then such common or collective trust fund shall constitute an integral part of this Trust and of the Plan); insurance on the lives of the Participants; or property of any kind or nature whatsoever, real, personal or mixed, including mortgaged real property, without regard to any rule of law or statute designating securities to be held for trust funds; and to hold cash uninvested (or in deposits bearing a reasonable rate of interest, in a bank or other similar institution supervised by the United States or a state, including, if applicable, the Trustee) in such amounts and for such times as the Trustee in its discretion deems reasonable or necessary under the circumstances, during any period in which an investment or distribution

                                       10.

     transaction or any comparable transaction is pending, without incurring liability for payment of interest thereon, notwithstanding that the Trustee or a related entity may directly or indirectly benefit from any "float" that accrues during such period, recognizing that such benefit is a payment of fees for providing such service. The assets invested in common or collective trust funds shall be subject to all of the provisions of the instruments establishing and governing such funds. Those instruments establishing such common or collective trust funds, including any subsequent amendments, are hereby incorporated in and made part of this Trust Agreement. Any specific language required by any such common or collective trust fund as a condition for investment in such fund may be added as Appendix A of this Trust Agreement;

          (3) without limitation on the foregoing, buy and sell listed options and/or sell covered options and repurchase the same;

          (4) vote upon any stocks, other than Employer Securities attributable to any Participant's ESOP Matching Contribution Account or ESOP Automatic Contribution Account, bonds or other securities of any corporation or other issuer held in the Trust, and otherwise consent to or request any action on the part of such corporation or other issuer, and give general or special proxies or powers of attorneys with or without power of substitution;

          (5) become a party to the reorganization, consolidation or merger of any corporation, and for such purposes execute any agreements or consents, or participate in or take any steps to effectuate the same, whether or not any specific plans have been formulated therefor and in connection therewith, deposit any such securities with creditors or stockholders' committees, bodies or other protective groups, and surrender or exchange any such securities for such debentures, certificates, receipts, agreements or proceeds as may be issued or paid by such committees, bodies or groups, or reorganized, consolidated or merged corporations, and generally exercise all the rights and powers, whether herein enumerated or not, as may be lawfully exercised by persons holding similar property in their own right;

          (6) not maintain the indicia of ownership of any trust asset outside the jurisdictions of the district courts of the United States, except as authorized by regulations issued by the Department of Labor; and

          (7) purchase shares of any registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company and receives compensation from such company for the services provided.

     (f) Holding of Securities. To the extent permitted by applicable law, the Trustee may hold any securities or other property in its own name or in the name of its nominee, with depositories or agent depositories or in such other form as it may deem best, with or without disclosing the trust relationship.

                                       11.

     (g) Loans. If directed to do so in writing by the Plan Administrator, and solely to the extent allowed by Class PTE 80-26, the Trustee shall have the power to borrow money from any source, including (to the extent permitted by the Code and ERISA) from any party that may be a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(c)(2) of the Code); provided, however, that no such loan shall be used to purchase Employer Securities. The Trustee shall have the power to issue promissory notes as Trustee to evidence any such borrowing.

     (h) Written Instruments. The Trustee and each Investment Manager shall make, execute and deliver, as Trustee or Investment Manager, as the case may be, with provisions for no individual liability (except responsibility for negligence and for breach of fiduciary duty), all instruments in writing necessary for the exercise of any of the foregoing powers.

                                  ARTICLE VIII

                       Voting and Other Rights; Dividends
                       ----------------------------------

     (a) Voting and Other Rights. Any voting and other rights with respect to units of Employer Securities held as part of each Participant's Accounts, or as part of any Suspense Account, within the Trust Fund shall be exercised as follows:

          (1) Any voting and other rights with respect to units of Employer Securities (including fractional shares) allocated to any Participant's ESOP Matching Contribution Account or ESOP Automatic Contribution Account shall be exercised by the Trustee solely in accordance with instructions received from such Participant. In connection with the exercise of such rights, the Trustee shall notify each Participant at least 30 days prior to the date upon which such rights are to be exercised; provided, however, that the Trustee shall not be under any obligation to notify the Participants sooner than it receives such information as a security holder of record. In the event the notice received by the Trustee makes it impossible for the Trustee to comply with such 30 day notice requirement, the Trustee shall notify the Participants regarding the exercise of such rights as soon as practicable. The notification shall include all information distributed to the security holders of record by the Employer regarding the exercise of such rights.

          (2) Any voting and other rights with respect to units of Employer Securities (including fractional shares) held by it that are

               (A)  allocated to any Suspense Account,

               (B) allocated to any Participant's ESOP Matching Contribution Account or ESOP Automatic Contribution Account, but with respect to which no instructions were received, or

                                       12.

               (C)  allocated to any other Account of any Participant,

     shall be exercised by the Trustee solely in accordance with instructions received from the Investment Fiduciary.

          (3) With respect to units of Employer Securities that are to be voted by the Trustee as instructed by the Investment Fiduciary in accordance with subparagraph (2) of this paragraph (a), the Trustee shall notify the Investment Fiduciary regarding the exercise of such rights, including all information distributed to the security holders of record by the Employer regarding the exercise of such rights, as soon as practicable after receipt of such information by the Trustee.

     (b) Dividends. Dividends with respect to units of Employer Securities held as part of the Trust Fund shall be dealt with as follows:

          (1) Cash dividends with respect to units of Employer Securities (including fractional shares) allocated to each Participant's Employer Securities Account may be paid, at the discretion of the Employer, directly to the Participant.

          (2) Cash dividends paid to the Trustee with respect to units of Employer Securities (including fractional shares) allocated to the Employer Securities Account of a Participant as of the payment date shall be distributed, if, and to the extent that, the Company so directs, to the Participant (or his beneficiary or beneficiaries) by the Trustee.

          (3) Cash dividends paid with respect to units of Employer Securities held in the ESOP Fund shall be retained by the Trustee and allocated in the same manner as other income of the Trust Fund.

          (4) Stock dividends paid with respect to units of Employer Securities (including fractional shares) allocated to each Participant's ESOP Matching Contribution Account and ESOP Automatic Contribution Account as of a payment date shall be retained by the Trustee and allocated in the same manner as other income of the Trust Fund.

     (c) Voting of Other Securities. Any voting rights with respect to securities held by the Trustee, other than Employer Securities, shall be exercised by the Plan Administrator.

                                   ARTICLE IX

            Expenses of Administration of the Plan and the Trust Fund
            ---------------------------------------------------------

     (a) Expenses of Implementation. The Company shall bear all expenses of implementing the Plan and this Trust.

                                       13.

     (b)  Expenses and Compensation of Trustee and Investment Fiduciary.

          (1) For its services, the Trustee shall be entitled to receive compensation at a rate to be agreed upon by the parties to this Agreement.

          (2) The Company may pay all expenses of the administration of the Trust Fund, including the Trustee's and Investment Fiduciary's compensation, the Trustee's and Investment Fiduciary's fiduciary expenses relating to the Employer securities, the expenses incurred by the Plan Administrator in discharging its duties, and all income or other taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust Fund, and any Employer may pay such expenses as relate to Participants employed by such Employer. Any such payment by the Company or an Employer shall not be deemed a contribution to the Plan. Such expenses shall be paid out of the assets of the Trust Fund unless paid or provided for by the Company or another Employer.

          (3) Notwithstanding anything contained herein to the contrary, no excise tax or other liability imposed upon the Trustee, the Plan Administrator or anyone else for failure to comply with the provisions of any federal law shall be subject to payment or reimbursement from the assets of the Trust.

                                    ARTICLE X

                            Amendment and Termination
                            -------------------------

     (a) Right to Amend or Terminate Reserved. The Plan and this Trust may be amended or terminated by the Company in accordance with the terms of the Plan and this Trust; provided, however, that no such amendment:

          (1) shall have the effect of vesting in any Employer, directly or indirectly, any interest, ownership or control in any of the present or subsequent funds held subject to the terms of this Trust;

          (2) shall cause or permit any property held subject to the terms of this Trust to be diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries or for the administration expenses of the Plan Administrator and this Trust;

          (3) shall reduce any vested interest of a Participant on the later of the date the amendment is adopted or the date the amendment is effective, except as permitted by law;

          (4)  shall reduce the Accounts of any Participant;

          (5) shall amend any vesting schedule with respect to any Participant who has at least 3 Years of Service at the end of the election period described below, except as permitted

                                       14.

     by law, unless each such Participant shall have the right to elect to have the vesting schedule in effect prior to such amendment apply with respect to him, such election, if any, to be made during the period beginning not later than the date the amendment is adopted and ending no earlier than 60 days after the latest of the date the amendment is adopted, the amendment becomes effective or the Participant is issued written notice of the amendment by his Employer or the Plan Administrator; or

          (6) shall change the duties or liabilities of the Trustee without its written consent.

     (b) Termination or Discontinuance. Any Employer, in its sole and absolute discretion, may permanently discontinue making contributions under the Plan or may terminate the Plan and this Trust (with respect to all Employers if it is the Company, or with respect to itself alone if it is an Employer other than the Company), completely or partially, at any time without any liability whatsoever for such permanent discontinuance or complete or partial termination.

     (c) Method of Discontinuance. In the event an Employer decides to permanently discontinue making contributions, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee. All of the assets in the Trust Fund belonging to the affected Participants on the date of discontinuance specified in such resolutions shall be held, administered and distributed by the Trustee in the manner provided under the Plan and this Agreement.

     (d)  Method of Termination.

          (1) In the event an Employer decides to terminate the Plan and this Trust, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee. After payment of all expenses and proportional adjustments of individual accounts to reflect such expenses and other changes in the value of the Trust Fund as of the date of termination, each affected Participant (or the beneficiary of any such Participant) shall be entitled to receive any amount then credited to his Accounts in a lump sum; provided, that if the Employer does not maintain another defined contribution plan, the Plan Administrator may instruct the Trustee to make immediate distribution of the Participant's Accounts without his consent.

          (2) At the election of the Participant, the Trustee shall transfer the amount of any Participant's distribution under this paragraph (d) to the trustee of an Eligible Retirement Plan, instead of distributing such amount to the Participant. Any such election by a Participant shall be in writing and filed with the Plan Administrator.

                                       15.

                                   ARTICLE XI

                               Acceptance of Trust
                               -------------------

     The Trustee hereby accepts this trust and agrees to hold all the property now or hereafter constituting the Trust Fund hereunder, subject to all the terms and conditions of this Agreement. The Trustee in its capacity as such shall have no responsibility or authority with respect to the operation and administration of the Plan, and the rights, powers and duties of the Trustee shall be governed solely by the terms of this Trust Agreement without reference to the provisions of the Plan, except for provisions specifically referred to by this Trust Agreement.

                                   ARTICLE XII

                                  Miscellaneous
                                  -------------

     (a) Merger or Consolidation. The Plan and this Trust may not be merged or consolidated with, and the assets or liabilities of the Plan and this Trust may not be transferred to, any other plan or trust unless each Participant would receive a benefit immediately after the merger, consolidation or transfer if the plan and trust then terminated that is equal to or greater than the benefit the Participant would have received immediately before the merger, consolidation or transfer if the Plan and this Trust had then terminated.

     (b)  (1)  Prohibition on Alienation. Except as provided in paragraphs
     (b)(2) and (b)(3), no Participant or beneficiary of a Participant shall have any right to assign, transfer, appropriate, encumber, commute, anticipate or otherwise alienate his interest in the Plan or this Trust or any payments to be made hereunder; no benefits, payments, rights or interests of a Participant or a beneficiary of a Participant of any kind or nature shall be in any way subject to legal process to levy upon, garnish or attach the same for payment of any claim against the Participant or beneficiary of a Participant; and no Participant or beneficiary of a Participant shall have any right of any kind whatsoever with respect to this Trust, or any estate or interest therein, or with respect to any other property or right, other than the right to receive such distributions as are lawfully made out of this Trust, as and when the same respectively are due and payable under the terms of the Plan and this Agreement.

          (2) Qualified Domestic Relations Orders. Notwithstanding the provisions of paragraph (b)(1), the Trustee shall make payments pursuant to a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, as directed by the Plan Administrator.

          (3) Levy by Internal Revenue Service. Notwithstanding the provisions of paragraph (b)(1), the Plan Administrator shall direct the Trustee to comply with the lawful terms of a levy of the Internal Revenue Service.

                                       16.

     (c) Governing Law. This Agreement and Declaration of Trust shall be administered, construed and enforced according to the laws of the State of Nevada, except to the extent such laws have been expressly preempted by federal law.

     (d) Action by Employer. Whenever the Company or another Employer under the terms of this Agreement is permitted or required to do or perform any act, it shall be done and performed by the Board of Directors of the Company or such other Employer (or any Committee, person or persons to whom the Board has delegated such power) and shall be evidenced by proper resolution of such Board of Directors (or such Committee, person or persons) certified by the Secretary or Assistant Secretary of the Company or such other Employer.

     (e) Alternative Actions. In the event it becomes impossible for the Company, another Employer, or the Plan Administrator to perform any act required by this Agreement, then the Company, such other Employer, or the Plan Administrator, as the case may be, may perform such alternative act that most nearly carries out the intent and purpose of this Agreement.

     (f) Gender. Throughout this Agreement, and whenever appropriate, the masculine gender shall be deemed to include the feminine and neuter; the singular, the plural; and vice versa.

     IN WITNESS WHEREOF, the parties have executed this Eleventh Amendment and Restatement this 10th day of October, 2003.


ATTEST:                                 MANDALAY RESORT GROUP

(CORPORATE SEAL)

/s/ Yvette E. Landau                    By: /s/ Glenn W. Schaeffer
-----------------------------------        -------------------------------------
Secretary                                   President

                                                        "COMPANY"


ATTEST:                                 WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
(CORPORATE SEAL)

                                        By: /s/ John W. Stanton
-----------------------------------        -------------------------------------
Secretary                               Its: Vice President
                                            ----------------------------

                                                        "TRUSTEE"

                                       17.